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                                                                      EXHIBIT 11

                            GENCOR INDUSTRIES, INC.

                      COMPUTATIONS OF EARNINGS PER SHARE


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                                                                Three Months Ended                 Six Months Ended
                                                                     March 31,                         March 31,
                                                            --------------------------        ---------------------------
                                                               1998           1997                1998           1997
                                                               ----           ----                ----           ----
Basic earnings per share
-------------------------
Net income                                                   $4,119,000     $1,861,000          $5,893,000     $2,143,000
                                                             ==========     ==========          ==========     ==========

Average number of shares outstanding                          8,311,868      8,255,692           8,311,868      7,840,240
                                                             ==========     ==========          ==========     ==========

Net income per share                                         $     0.50     $     0.22          $     0.71     $     0.27
                                                             ==========     ==========          ==========     ==========



Diluted earnings per share
--------------------------

Average number of shares outstanding                          8,311,868      8,255,692           8,311,868      7,840,240
Add dilutive effect of outstanding options
  (as determined by the application of the
   treasury stock method)                                     1,627,781      1,082,420           1,570,663        986,224
                                                             ----------     ----------          ----------     ----------
Average number of shares outstanding,
  as adjusted                                                 9,939,649      9,338,112           9,882,531      8,826,464
                                                             ==========     ==========          ==========     ==========

Net income per share                                         $     0.41     $     0.20          $     0.60     $     0.24
                                                             ==========     ==========          ==========     ==========

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